UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2023, MedAvail Holdings, Inc. (the “Company”) and Steven Hess, the Company’s Executive Vice President and General Manager of SpotRx, mutually agreed that Mr. Hess would resign from the Company effective as of February 17, 2023. In addition, on February 9, 2023, the Company and Matt Broome, the Company’s Executive Vice President and General Manager of Technology, mutually agreed that Mr. Broome would resign from the Company effective as of February 10, 2023.

Messrs. Hess’s and Broome’s resignations are in connection with the Company’s previously announced plans to exit the pharmacy services business to focus on the Company’s pharmacy technology business and are not the result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies, or practices.

The Company has entered into a Separation Agreement and Release with each Messrs. Hess and Broome, each of which provide for six months of severance payments paid in a lump sum, together with up to six months of reimbursement for health care under COBRA and six months of accelerated vesting with respect to their respective equity awards, among certain other severance benefits. The severance benefits are materially consistent with the terms of each individual Change in Control and Severance Agreement entered into by Messrs. Hess and Broome at the time each of them began their respective employment with the Company. The foregoing summaries of each Separation Agreement and Release does not purport to be complete and are qualified in its entireties by reference to the full texts of the Separation Agreement and Release that are attached hereto as Exhibit 10.1 and Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release by and between MedAvail Holdings, Inc. and Steven Hess
10.2	Separation Agreement and Release by and between MedAvail Holdings, Inc. and Matt Broome

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: February 10, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer